UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2019

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 21, 2019, the Board of Directors (the “Board”) of Peabody Energy Corporation (the “Company”) voted to increase the size of the Board from nine directors to ten directors and appointed Andrea E. Bertone to serve as a director of the Company to fill the resulting vacancy. Ms. Bertone will serve as a member of the Board’s Audit Committee and Health, Safety, Security and Environmental Committee.

Ms. Bertone will participate in the Company’s non-employee director compensation program, which is described on pages 23 through 25 of the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 28, 2018. In connection with her appointment to the Board, Ms. Bertone received a prorated grant of deferred stock units (“DSUs”), effective February 21, 2019. The number of DSUs granted to Ms. Bertone was determined by dividing $32,500 by the closing price per share of the Company’s common stock on the grant date (and rounding down to the nearest whole DSU). The DSUs granted to Ms. Bertone generally vest monthly over a three-month period beginning on March 11, 2019. However, the underlying shares generally are not distributed until the earlier of (1) three years after the grant date and (2) the director’s separation from service, subject to any deferral election under the terms of the deferred stock unit agreement. A copy of the form of deferred stock unit agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. In addition, the Company will enter into its standard director indemnification agreement with Ms. Bertone.

There are no arrangements or understandings between Ms. Bertone and any other persons pursuant to which Ms. Bertone was named a director of the Company. Ms. Bertone does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Bertone does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Bertone’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Peabody Energy Corporation dated February 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 25, 2019	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Chief Legal Officer